Exhibit 10.7
April 27, 2023
Craig Overpeck
Dear Craig,
We are excited to offer you a spot on our growing team at Doximity. Here are the details you likely care about most:

Title        SVP, Commercial Operations
Start Date     May 16, 2023
Annual Salary     $300,000
Equity Grants    $4M 4yr RSU, vests qtrly, no cliff
$4M 4yr PSU, vests annually based on % to (stretch) goal
Benefits        Health insurance, 401k, Discretionary Time Off & more*
The equity grants in this offer letter will be granted upon your conversion from consultant to employee and will replace all previously issued grants. For the avoidance of doubt, the Services Agreement between you and Doximity dated as of November 18, 2022, and the equity grants associated therewith (except for the first vest tranche of May 15, 2023), will be terminated and of no further force or effect (except for those terms that survive as set forth in the Services Agreement) on your start date.
Some less exciting, but equally important components of this offer:
•This offer is contingent upon clearance of background and/or reference checks.
•We expect you can legally work in the United States and will need documentation proving so within 3 business days of hire.
•If you have not already done so, please disclose agreements relating to prior employment that may affect your role or eligibility to be employed within Doximity.
•As a condition of employment, you are required to sign and comply with an At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement (also known as PIIA), attached. If you have questions, please reach out to us.
To accept our offer, please sign and date this letter, along with the PIIA. The two documents set forth the terms of your employment and supersede any prior representations made during the interview process.
We look forward to working with you!

Sincerely,

DOXIMITY

/s/ Jeffrey Tangney
Signature

Jeff Tangney
Name

CEO
Title

/s/ Craig Overpeck
Signature

Craig Overpeck
Name

SVP, Commercial Ops
Title

Enclosures:
•At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement